UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2017

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant’s telephone number, including area code	(740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Compensation Actions.

On May 18, 2017, Rocky Brands, Inc. (the “Company”) announced that Jason Brooks had been appointed President and Chief Executive Officer of the Company. Mr. Brooks was also appointed to the Company’s Board of Directors as a Class I Director.

Mr. Brooks has served as President, Core Brands, of Rocky Brands US, LLC since February 2016. He previously served as President, U.S. Wholesale Sales, of Rocky Brands US, LLC from March 2011 until February 2016. Prior to that, he served as the Senior Vice President, U.S. Wholesale from August 2010 until March 2011. From September 2001 until August 2010, Mr. Brooks held various Vice President of Sales positions within the Company. He began his career with the Company in 1997 as an independent sales representative.

There is no arrangement or understanding between Mr. Brooks and any other person pursuant to which he was selected as a director. Except for (1) his existing employment relationship with the Company and the compensation provided to him thereunder, and (2) the compensation of certain immediate family members who are also employed by the Company, which have previously been disclosed in the Company’s proxy statement contained in its Schedule 14A filed with the Securities and Exchange Commission on April 17, 2017, neither Mr. Brooks nor any of his related persons (as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

On May 18, 2017, the Company issued a press release announcing the appointment of Mr. Brooks as President and Chief Executive Officer and a Class I Director, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2017, the Company held its annual meeting of shareholders. The following directors were elected at the meeting according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Non Votes
Mike Brooks	4,375,125	303,105	1,999,115
Glenn E. Corlett	4,406,457	271,773	1,999,115
Harley E. Rouda, Jr.	4,406,797	271,433	1,999,115
James L. Stewart	4,392,868	285,362	1,999,115

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The shareholders voted on a resolution to approve on an advisory, nonbinding basis the frequency of voting on the compensation of the Company’s named executive officers according to the vote tabulation described below:

One Year	Two Years	Three Years	Abstain	Non Votes
3,495,159	72,135	889,068	221,868	1,999,115

The Company will include an advisory, non- binding vote on executive compensation in its proxy materials pursuant to Section 14A of the Exchange Act on an annual basis until the next advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than the Company’s 2023 annual meeting of shareholders.

The shareholders voted on a resolution to approve on an advisory, nonbinding basis the compensation of the Company’s named executive officers according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
4,028,563	402,827	246,840	1,999,115

The shareholders voted on the approval of the Company’s 2017 Incentive Compensation Plan according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
4,298,012	296,894	83,324	1,999,115

Finally, the shareholders ratified the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
6,564,772	39,304	73,269	0

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99	Press Release, dated May 18, 2017, entitled “Rocky Brands, Inc. Announces Leadership Succession Plan.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: May 22, 2017	By:	/s/ Thomas D. Robertson
Thomas D. Robertson
Chief Financial Officer

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